Exhibit 10.21
Confidential Treatment Requested
EXECUTION VERSION

AMENDMENT NUMBER THREE
to the
Transactions Terms Letter
Dated as of January 30, 2013
between
BANK OF AMERICA, N.A.
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER THREE (this “Amendment”) is made as of this 8th day of August, 2013, by and between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”) to that certain Transaction Terms Letter, dated as of January 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Terms Letter”), between Buyer and Seller. Reference is hereby made to that certain Amended and Restated Master Repurchase Agreement, dated as of October 21, 2010 between Seller and Buyer (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

WHEREAS, Seller has requested and Buyer agrees to amend the Terms Letter as more specifically set forth herein; and

WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and the Terms Letter and is not in default under the Agreement or the Terms Letter.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendments. Effective as of August 8, 2013 (the “Effective Date”) the Terms Letter is hereby amended as follows:

(a)Schedule 1 to the Terms Letter is hereby amended by deleting the row beginning with “Noncomplian Asset” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

Noncompliant Asset - Type A, B, C, D, E and F Mortgage Loans that have been (i) subject to one or more Transactions hereunder for a period greater than 45 days but not greater than 60 days, or (ii) rejected by the applicable Approved Investor
[***]	The initial Type Margin	[***] reduction in Type Purchase Price Percentage for Mortgage Loans rejected by an Approved Investor; subject to further review and reduction in Type Purchase Price Percentage at Buyer’s discretion
[***] reduction in Type Purchase Price Percentage for an additional dwell time of 1-15 days

SECTION 2.Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.

SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement and the Terms Letter, as applicable.

SECTION 4.Limited Effect. Except as amended hereby, the Terms Letter shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Terms Letter or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Terms Letter, any reference in any of such items to the Terms Letter being sufficient to refer to the Terms Letter as amended hereby.

SECTION 5.Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

SECTION 6.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

***Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.
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IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

BANK OF AMERICA, N.A., as Buyer By: /s/ Rayanthi De Mel . Name: Rayanthi De Mel Title: Assistant Vice President	NATIONSTAR MORTGAGE LLC, as Seller By: /s/ Ellen Coleman . Name: Ellen Coleman Title: EVP, Treasurer